UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 11, 2005 (Date of earliest event reported)
SUNTERRA CORPORATION (Exact name of registrant as specified in its charter)

MD (State or other jurisdiction of incorporation)	001-13815 (Commission File Number)	95-4582157 (IRS Employer Identification Number)

3865 West Cheyenne Avenue North Las Vegas, Nevada (Address of principal executive offices)		89032 (Zip Code)
(702) 804-8600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 11, 2005, Sunterra Corporation ("Sunterra") announced a cost-reduction initiative within its European operations and revised guidance for the fiscal year ending September 30, 2005. The Company also noted that, due to reduced profitability of the Company's European operations and the aforementioned cost-reduction initiative, it is evaluating recorded reorganization value in excess of identifiable assets-goodwill for impairment and it was more likely than not that results for the three months ended June 30, 2005, would include a significant impairment charge, up to the $53.3 million amount of this asset apportioned to the Company's European segment. The news release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06. Material Impairments

Due to reduced profitability of Sunterra's European operations and a cost-reduction initiative, the Company is evaluating recorded reorganization value in excess of identifiable assets-goodwill for impairment and has concluded that it is more likely than not that results for the three months ended June 30, 2005, would include a significant impairment charge, up to the $53.3 million amount of this asset apportioned to the Company's European segment. The Company has not completed the necessary evaluation to quantify the impairment of reorganization value in excess of identifiable assets-goodwill or any other impairment of assets potentially resulting from the related review.

Item 7.01. Regulation FD Disclosure

The information set forth in Item 2.02 above and in the news release attached as Exhibit 99.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Exhibits
            99.1       Press Release of SUNTERRA CORPORATION dated July 11, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2005	SUNTERRA CORPORATION By: /s/ Steven E. West Steven E. West Executive Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of SUNTERRA CORPORATION dated July 11, 2005